Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan of Xerium Technologies, Inc. of our report dated March 8, 2005, with respect to the consolidated financial statements and schedule of Xerium S.A. included in the Prospectus (file no. 333-114703) dated May 16, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

July 5, 2005